Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP, Chief Financial Officer

Strategic Hotels & Resorts, Inc.

(312) 658-5740

Jonathan Stanner

VP, Capital Markets & Treasurer

Strategic Hotels & Resorts, Inc.

(312) 658-5746

FOR IMMEDIATE RELEASE

FRIDAY, JULY 8, 2011

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES CLOSING OF A

SEVEN-YEAR, $85 MILLION LOAN SECURED BY THE INTERCONTINENTAL MIAMI

CHICAGO – July 8, 2011 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that it has closed an $85.0 million limited recourse loan secured by the InterContinental Miami hotel. This new financing replaces the $90.0 million in financing previously encumbering the property, with the differential to the previous loan amount funded on the Company’s revolving credit facility.

“The closing of this loan is another accomplishment in our strategic balance sheet restructuring plan, which includes the accelerated refinancing of the Company’s hotel specific mortgage loan maturities,” said Diane Morefield, Chief Financial Officer of Strategic Hotels & Resorts, Inc. “We are continuing our debt refinancing plan and will announce each mortgage loan execution at the time of closing.”

Under the terms of the agreement, the loan bears interest at a floating rate of LIBOR plus 350 basis points and has a five-year initial term with two, one-year extension options available to the Company upon satisfying certain financial and other conditions. The loan will amortize on a 30-year schedule beginning in the third year after closing. Aareal Capital Corporation originated the financing and Eastdil Secured served as placement agent.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com/.

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Strategic Hotels & Resorts

Add 1

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the projections contained herein. Factors that may contribute to these differences include, but are not limited to the following: the failure of closing conditions to be satisfied; ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s debt facilities; demand for hotel rooms in the Company’s current and proposed market areas; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s disposition strategy; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and neither the Company or its affiliates undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.